                                                           EXHIBIT 1.A.(5)(a)(3)


[LOGO]                                     MONARCH LIFE INSURANCE COMPANY

                                           A stock company located in Springfield, Massachusetts Variable Life Insurance Service
                                           Office:  111 Broadway, New York, New York 10006
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                                           VARIABLE LIFE INSURANCE POLICY - LEVEL GUARANTEED INSURANCE ACCOUNT

                                           This policy is a legal contract between its owner and us.  PLEASE READ IT CAREFULLY.  In this policy, the word you refers to the insured shown in the Policy Schedule.  We refers to Monarch Life Insurance Company.

                                           The policy description on this cover assumes that premiums are paid when due.
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DEATH BENEFIT PROVIDED
BY THIS POLICY                             We will pay the death benefit proceeds to the beneficiary when we receive proof of your death.

                                           This policy has a Guaranteed Insurance Amount.  It is the policy's face amount.

                                           During the first policy year, the death benefit equals the Guaranteed Insurance Amount.
                                           Afterwards, the death benefit may increase or decrease on each policy anniversary, depending on the investment return for this policy.  Regardless of investment return, the death benefit can never be less than the Guaranteed Insurance Amount.

                                           FOR DETAILS ON DEATH PROCEEDS SEE PROCEEDS PAYABLE TO THE BENEFICIARY.

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LIFETIME BENEFITS
PROVIDED BY THIS POLICY                    During your lifetime, we provide cash

                                      value benefits and other important rights as described in this policy.  See Policy Benefits for The Owner for information on cash value.

                                      The cash value may increase or decrease on any day, depending on the investment return for this policy.  No minimum amount is guaranteed.

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INVESTMENT RESULTS FOR
 THIS POLICY                          The owner can allocate this policy's investment base among investment divisions.  Each division invests in shares of a single mutual fund.

                                      Cash values and death benefits increase and decrease depending on:
                                      -       the investment experience of the division; and
                                      -       the allocation of the policy's investment base among the divisions.
                                      When applying for this policy, the owner can select the percentage of the first year net annual premium to be allocated among the divisions.  Allocations can be changed after the policy is in effect.  This is explained further in HOW VARIABLE LIFE INSURANCE WORKS.

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RIGHT TO EXAMINE THIS                 This policy may be returned within 10 days after
 POLICY                               the owner receives it, or within 45 days after the owner completes part I of the application, whichever is later.  Mail or deliver it to us or to the agent who sold it.
                                      The returned policy will be treated as if we never issued it.  We'll promptly refund any premium paid.

                                      /s/ F.R. KIMBALL                   /s/  B.T. JONES
                                      -----------------------            --------------------
                                          F.R. Kimball                        B.T. Jones
                                          Secretary                           President





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
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VARIABLE LIFE INSURANCE                    Variable life insurance is payable upon the death
POLICY - NO POLICY                         of the insured.  Death benefit is subject to a
DIVIDENDS                                  guaranteed minimum equal to policy's face amount.  Fixed premiums are payable for the period stated in the Policy Schedule during the life of the insured.  Investment return is reflected in policy benefits.




56676

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
                                POLICY CONTENTS

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SECTIONS IN THIS POLICY                    Introduction to This Policy
                                           Premium Payments
                                           How Variable Life Insurance Works
                                           Policy Benefits for The Owner
                                           Proceeds Payable to The Beneficiary
                                           Choosing An Income Plan
                                           Other Important Terms
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WHERE TO FIND IT                   3 age                            5 investment base
                                   6 allocation of investment base  5 investment divisions
                                   6 allocation of net premiums     7 investment return
                                  15 annual report                  3 issue age
                                  10 assignment                     10 loans
                                  15 authority to make agreements   6,10 loans, effect on
                                                                         calculations
                                   3 beneficiary                    1,5 mutual funds
                                   9 cancelling this policy         8 net cash value
                                   8 cash value                     9 net single premium
                                   8 cash value benefits            3 notice to us
                                   3 change of owner or             3 owner
                                     beneficiary
                                  14 contesting this policy         3 policy anniversaries
                                   3 contingent owner               3 policy date
                                   3 contract                       3 policy debt
                                   3 date of issue                  4 premium payments
                                  11 death benefit proceeds         11 proof of death
                                   3 endorsements                   7 rates of return,

                                                                                actual and assumed
                                  11 equivalent paid-up amount                9 reduced paid-up
insurance
                                  15 error in age or sex                      4 reinstating this
                                                                                policy
                                  11 exchange for fixed policy                3 riders
                                   9 extended term insurance                 15 suicide
                                   4 grace period                             9 tabular cash value
                                   1 Guaranteed Insurance Amount              5 valuation period
                                  12 income plans                             5 Variable Account A
                                   6 index of investment                      8 Variable Insurance
                                     experience                                 Amount

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POLICY SCHEDULE                           The Policy Schedule comes right after this page.
                                          It gives specific facts about this policy and
                                          its coverage.  Please refer to it while
                                          reading this policy.




56676

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                               POLICY SCHEDULE A

                                  FACE AMOUNT                                $100,000
                                  GUARANTEED INSURANCE AMOUNT                $100,000

                                  ISSUE AGE & SEX                            35 MALE
                                  PREMIUM CLASS                              STANDARD

-----------------------BENEFITS AND PREMIUMS TABLE--------------------------

BENEFIT                                                      AMOUNT ANNUAL PREMIUM     PREMIUM PERIOD
GUARANTEED INSURANCE AMOUNT                $100,000            $1,472.22                 YEARS 1-60
VARIABLE LIFE INSURANCE - LEVEL            $100,000                 0.00                 THEREAFTER


                  * * * * * * * * * * * * * * * * * * * * * *
                  *  INITIAL INSURANCE AMOUNT  $100,000.00  *
                  *  INITIAL PREMIUM AMOUNT       1,472.22  *
                  * * * * * * * * * * * * * * * * * * * * * *




THE FIRST PREMIUM IS $1,472.22 AND IS DUE ON OR BEFORE DELIVERY OF THE POLICY. SUBSEQUENT PREMIUMS ARE DUE ON JAN. 1, 1983 AND EVERY 12 MONTHS THEREAFTER DURING THE PREMIUM PERIOD AS SHOWN IN THE ABOVE PREMIUM TABLE.


                    - - - - - - - - - - - - - - - - - - - -

TOTAL PREMIUMS AS OF DATE OF ISSUE                                  $1,472.22

ANNUALLY                                                               756.72

SEMIANNUALLY                                                           384.25

QUARTERLY OR                                                           129.56
MONTHLY






56676
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 _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

         PLAN             VARIABLE LIFE INSURANCE-                                   *
                          LEVEL GUARANTEED INSURANCE AMOUNT
ON THE LIFE OF   RICHARD ROE, THE INSURED                                    *       POLICY
DATE OF ISSUE    JANUARY 1, 1982                                             *      SCHEDULE
POLICY DATE      JANUARY 1, 1982                                             *         A
POLICY NUMBER    SPECIMEN                                                    *





SPECIMEN                                               POLICY SCHEDULE A





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                                    - 7 -
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                               POLICY SCHEDULE B

                                  FACE AMOUNT      $100,000
                  GUARANTEED INSURANCE AMOUNT      $100,000
                              ISSUE AGE & SEX      35 MALE
                                PREMIUM CLASS      STANDARD

- - - - - - - - - - -- - - - -TABULAR CASH VALUES-- - - - - - - - - - - -

THE TABULAR CASH VALUES SHOWN BELOW ARE NOT MINIMUM
VALUES, BUT REPRESENT THE VALUES THAT WOULD BE PAYABLE IF THE ACTUAL RATE OF RETURN WERE .045 IN EACH POLICY YEAR. THE CASH VALUE MAY BE MORE OR LESS THAN AMOUNTS SHOWN. SEE POLICY BENEFITS FOR THE OWNER' FOR DESCRIPTION OF CASH VALUES.

                                           INTERIM TABULAR CASH VALUES IN FIRST POLICY YEAR

                                                                     INTERIM                                INTERIM
        END OF              INTERIM          END OF POLICY             CASH                END OF           TABULAR
        POLICY               CASH                MONTH                VALUES               POLICY             CASH
        MONTH               VALUES                                                         MONTH             VALUES

          1                  $   0                 5                   $  0                  9                   $253

          2                      0                 6                     33                  10                   327

          3                      0                 7                    107                  11                   399

          4                      0                 8                    181                  12                   473

                  TABULAR CASH VALUES AT ENDS OF POLICY YEARS

        END OF              TABULAR               END OF               TABULAR               END OF               TABULAR
        POLICY                CASH                POLICY                 CASH                POLICY                CASH
         YEAR                VALUES                YEAR                 VALUES                YEAR                VALUES

          1                  $ 473                   9                $ 10,612                 17                $ 23,286

          2                  1,616                  10                  12,031                 18                  25,007

          3                  2,798                  11                  13,543                 19                  26,751

          4                  4,015                  12                  15,090                 20                  28,519

          5                  5,268                  13                  16,670               AGE 60                37,614

          6                  6,554                  14                  18,281               AGE 62                41,320





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
          7                   7,873                 15                  19,922               AGE 65               46,875

          8                   9,225                 16                  21,591               AGE 70               55,833

WE WILL DETERMINE THE TABULAR CASH VALUE ON DATES NOT SHOWN IN A CONSISTENT MANNER WITH ALLOWANCE FOR TIME ELAPSED AND PREMIUMS PAID. VALUES NOT SHOWN WILL BE FURNISHED ON REQUEST.

 - - - - - - - - - - - - - - TABLE OF NET ANNUAL PREMIUMS- - - - - - - - -

THE NET ANNUAL PREMIUMS SHOWN BELOW ARE USED IN THE INVESTMENT BASE CALCULATION (SEE 'HOW VARIABLE LIFE INSURANCE WORKS' SECTION) AND ARE NOT FOR PREMIUM PAYMENT PURPOSES.

                                  BEGINNING OF                      NET ANNUAL
                                  POLICY YEAR                        PREMIUM

                                       1                               $   699.47
                                     2 - 10                              1,329.43
                                    11 - 60                              1,386.92
                                   THEREAFTER                                0.00

     THE FIRST YEAR NET ANNUAL PREMIUM WILL BE ALLOCATED AS FOLLOWS:

                                  50 % TO DIVISION 1                30% TO DIVISION 4
                                  10 % TO DIVISION 3                10% TO DIVISION 5


SPECIMEN                                                       POLICY SCHEDULE B





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                                     - 9 -
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                               POLICY SCHEDULE C


   - - - - - - - - - - - TABLE OF NET SINGLE PREMIUMS (MALE)- - - - - - - - -

     FOR $1.00 OF VARIABLE INSURANCE AMOUNT OR PAID-UP WHOLE LIFE INSURANCE


       AGE OF                             AGE OF                            AGE OF                          AGE OF
      INSURED             NET            INSURED             NET            INSURED           NET           INSURED           NET
      (NEAREST          SINGLE           (NEAREST           SINGLE         (NEAREST         SINGLE         (NEAREST          SINGLE
     BIRTHDAY)          PREMIUM         BIRTHDAY)          PREMIUM         BIRTHDAY)        PREMIUM        BIRTHDAY)        PREMIUM
     ---------          -------         ---------          -------         ---------        -------        ---------        -------

         0              .07999              25              .16522            50            .39427            75             .72817
         1              .07689              26              .17102            51            .40689            76             .74025
         2              .07869              27              .17706            52            .41917            77             .75216
         3              .08080              28              .18335            53            .43273            78             .76386
         4              .08307              29              .18992            54            .44593            79             .77524

         5              .08550              30              .19674            55            .45929            80             .78623
         6              .08808              31              .20385            56            .47282            81             .79681
         7              .09083              32              .21125            57            .48648            82             .80696
         8              .09375              33              .21895            58            .50026            83             .81672
         9              .09683              34              .22696            59            .51413            84             .82612

         10             .10007              35              .23528            60            .52808            85             .83523
         11             .10347              36              .24392            61            .54207            86             .84409
         12             .10700              37              .25286            62            .55610            87             .85277
         13             .11066              38              .26211            63            .57013            88             .86134
         14             .11444              39              .27165            64            .58414            89             .86987

         15             .11834              40              .28146            65            .59811            90             .87845
         16             .12235              41              .29155            66            .61199            91             .88713
         17             .12647              42              .30190            67            .62575            92             .89601
         18             .13072              43              .31253            68            .63934            93             .90517
         19             .13510              44              .32342            69            .65271            94             .91477

         20             .13965              45              .33460            70            .66582            95             .92519
         21             .14436              46              .34603            71            .67867            96             .93673
         22             .14926              47              .35773            72            .69128            97             .94995
         23             .15436              48              .36968            73            .70371            98             .96446
         24             .15968              49              .38186            74            .71599            99             .97788

                                                                                                             100            1.00000

VALUES SHOWN ARE FOR POLICY ANNIVERSARIES. THE NET SINGLE PREMIUM ON A DATE DURING A POLICY YEAR IS DETERMINED BY INTERPOLATION BETWEEN THE VALUES FOR THE IMMEDIATELY PRECEDING AND IMMEDIATELY FOLLOWING ANNIVERSARIES.


MALE                                                           POLICY SCHEDULE C





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                               POLICY SCHEDULE D


   - - - - - - - - - - -DESCRIPTION OF INVESTMENT DIVISIONS - - - - - - - - -

         EACH INVESTMENT DIVISION INVESTS IN SHARES OF A DESIGNATED MUTUAL FUND PORTFOLIO. EACH PORTFOLIO IS A PART OF THE MERRILL LYNCH SERIES FUND, MANAGED BY MERRILL LYNCH ASSET MANAGEMENT INC., WHICH IS A SUBSIDIARY OF MERRILL LYNCH & CO., INC.

DIVISION 1       MONEY RESERVE PORTFOLIO

OBJECTIVE:       Preservation of capital, liquidity and a high level of current income consistent with those objectives.

INVESTMENTS:     Money market instruments including:  short term U.S. government securities, government agency securities, bank money instruments, prime commercial paper and high grade short term corporate obligations.

TERM:            Substantially all issues maturing in less than 1 year.


DIVISION 2       INTERMEDIATE GOVERNMENT BOND PORTFOLIO

OBJECTIVE:       Above average income while protecting principal.

INVESTMENTS:     Debt securities of U.S. government or its agencies.

TERM: Generally securities maturing in an average of 6 to 8 years, with a maximum maturity not to exceed 15 years.


DIVISION 3       LONG TERM CORPORATE BOND PORTFOLIO

OBJECTIVE:       High current income.

INVESTMENTS:     Primarily fixed income corporate securities including high and low rated investment grade bonds.

TERM:            Generally corporate bonds maturing in more than 15 years.





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
DIVISION 4       CAPITAL STOCK PORTFOLIO

OBJECTIVE:       Long term growth of capital and income, plus reasonable current income.

INVESTMENTS:     Common stocks of good or improving quality thought to be undervalued.
                 Cash reserves including government and money market securities will be used as management considers appropriate.

DIVISION 5       GROWTH STOCK PORTFOLIO

OBJECTIVE:       Above average long term growth.  Current income not a major consideration.

INVESTMENTS:     Primarily in common stocks of aggressive growth companies that are considered to have special growth potential.

                 NOTE:   INVESTMENT RETURN WILL REFLECT FLUCTUATIONS IN MARKET VALUE OF SECURITIES; IN PARTICULAR,
                         DIVISIONS 3, 4, AND 5.  PLEASE REFER TO THE PROSPECTUS FOR A COMPLETE DESCRIPTION OF THE SERIES
                         FUND AND THE DESIGNATED PORTFOLIOS.







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
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                                                    INTRODUCTION TO THIS POLICY

                                                    This policy insures your life.  You are also the owner of this policy unless another owner has been named in the application.  If someone else is named as owner, that person has the rights and options described in this policy.
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 THIS POLICY IS A CONTRACT                          This policy is a contract between its owner and us.  We provide insurance coverage and other benefits as stated in this policy.  We do this in return for a completed application and payments called premiums.

                                                    Whenever we use the word policy, we mean the entire contract.  The entire contract consists of:
                                                    -       the basic policy;
                                                    -       the application, a copy of which is attached; and
                                                    -       any attached riders or endorsements
                                                    RIDERS and ENDORSEMENTS add provisions or change the terms of the basic policy.
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 DATES AND AGES                                     The following dates and cases are shown in the Policy Schedule.
 REFERRED TO IN THIS
 POLICY                                             DATE OF ISSUE.
                                                    Coverage starts on this date or when the first premium is paid, whichever is later.

                                                    POLICY DATE
                                                    This date is used to determine premium due dates and policy months, years and anniversaries.  The policy date may or may not be the same as the date of issue.

                                                    ISSUE AGE.
                                                    This is the age we use to determine premiums for this policy.  It is your age on your birthday nearest the policy date.  Any other reference to age in the Policy Schedule means the policy anniversary nearest your birthday for that age.
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 RIGHT TO NAME A                                    If you are not the owner, the owner may name a contingent owner.  The
 CONTINGENT OWNER                                   owner may want to do this in case he or she dies before you.  Ownership of this policy would then pass to the contingent owner.  If there's no contingent owner, ownership would pass to the owner's estate.
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






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
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 THE BENEFICIARY                                    The beneficiary is the person to whom we pay the proceeds upon your death.
                                                    We pay the proceeds to the primary beneficiary.  If the primary beneficiary has died, the proceeds are paid to any contingent beneficiary.
                                                    If there is no surviving beneficiary, we pay the proceeds to your estate.

                                                    Two or more persons may be named as primary beneficiaries or contingent beneficiaries.  In that case we will assume the proceeds are to be paid in equal shares to the surviving beneficiaries.  The owner can specify other than equal shares.
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 THE BENEFICIARY                                    The owner can reserve the right to change beneficiaries.  If the owner
 (CONTINUED)                                        doesn't reserve this right, the owner and primary beneficiary must act together to exercise the rights and options under this policy.
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 CHANGE OF OWNER OR                                 During your lifetime the owner can transfer ownership of this policy or
 BENEFICIARY                                        change the beneficiary.  To do this, the owner must send us written notice of the change in a form satisfactory to us.  The change will take effect as of the day the notice is signed.  But the change will not affect any payment made or action taken by us before receipt of the change at our service office.
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 SENDING NOTICE TO US                               Any written notices or requests should be send to our service office.  The address is shown on the front of this policy.  Please include your name and policy number.
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                                                    PREMIUM PAYMENTS

                                                    In return for insurance coverage and other benefits, the owner makes regular premium payments.  The premiums for this policy are shown in the
                                                    Policy Schedule.  Premiums are payable in advance during your lifetime for the period shown in the Policy Schedule.
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 WHERE TO PAY PREMIUMS                              Pay the premiums to our service office.  On request we'll give a receipt signed by our treasurer.
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






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
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 WHEN TO PAY PREMIUMS                               Payment of the first premium is required to put this policy in effect.
                                                    After that, premium due dates are measured from the policy date.

                                                    Premiums can be paid annually, semiannually, quarterly or monthly.  To change from one basis to another, send a written request to our office.
                                                    We may require a minimum amount for any premium payment.
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 GRACE PERIOD                                       When a premium is paid, this policy stays in effect until 31 days after the next premium is due.  These 31 days are called the GRACE PERIOD.  The policy benefits will not be affected if the premium is paid during the grace period.  If you die during the grace period before the premium is paid, we'll deduct one month's premium from the proceeds.
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 WHAT WILL HAPPEN IF A                              If a premium is not paid by the end of its grace period, any net cash
 PREMIUM IS NOT PAID                                value is applied under one of the cash value benefits.  These are explained further in POLICY BENEFITS FOR THE OWNER.  If there is no net cash value, all coverage stops.
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






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
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 HOW TO REINSTATE THIS                              This policy may be reinstated any time within 7 years after the due date
 POLICY                                             of the first unpaid premium.  To reinstate means to restore the coverage and investment base that would have been available if all premiums had been paid when due.  This policy may not be reinstated after your death, or if it has been cancelled for its net cash value.

                                                    To reinstate, we must be given evidence satisfactory to us that you and any other persons insured by this policy are still insurable.  The owner also must pay us an amount determined as follows:
                                                    (1)     We find the amount of all overdue premiums plus interest to the date of reinstatement.
                                                    (2)     We add to (1) any policy debt (plus interest to the date of reinstatement) in effect on the date this policy was continued as reduced paid-up or extended term insurance.  See POLICY BENEFITS
                                                            FOR THE OWNER.
                                                    (3)     We find the increase in cash value that will result from
                                                            reinstatement.  This increase is multiplied by 1.10.
                                                    (4)     We take the largest of (2) and (3).
                                                    (5)     We add to (4) any policy debt that arose after this policy was continued as reduced paid-up insurance and is in effect
                                                            immediately before reinstatement.
                                                    We calculate interest at 6% compounded annually.

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






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
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                                                    HOW VARIABLE LIFE INSURANCE WORKS
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 THE VARIABLE LIFE                                  The variable life insurance benefits under this policy are provided
 INSURANCE ACCOUNT                                  through investments we make in VARIABLE ACCOUNT A.  This account is kept separate from our general investment account.  It is used only to support variable life insurance policies.  However, it does not support this policy if it is being continued as reduced paid-up or extended term insurance.

                                                    We own the assets in Variable Account A.  Assets equal to the reserves and other liabilities of the account won't be charged with liabilities that arise from any other business we conduct.  But we may transfer to our general account assets which exceed the reserves and other liabilities of
                                                    Variable Account A.

                                                    Variable Account A will buy shares of mutual funds which we determine to be suitable for this policy's purposes.  The account is treated as a unit investment trust under federal securities laws.  It is registered with the
                                                    Securities and Exchange Commission (SEC) according to the Investment
                                                    Company Act of 1940.  It is also governed by the laws of the Commonwealth of Massachusetts.

 THE VARIABLE LIFE                                  Income, and realized and unrealized gains or losses from assets in
 INSURANCE ACCOUNT                                  Variable Account A are credited to or charged against the account without
 (CONTINUED)                                        regard to other income, gains or losses in our other investment accounts.

                                                    Variable Account A will be valued at the end of each VALUATION PERIOD.  A valuation period is each business day together with any non-business days before it.  A business day is any day the New York Stock Exchange (NYSE)
                                                    is open for trading.






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
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 INVESTMENT DIVISIONS                               Variable Account A has several investment divisions.  Each division invests in shares of a single mutual fund.  We hold the fund shares in the divisions but do not manage the mutual funds.  They are managed by a separate investment advisor registered under the Investment Advisors Act of 1940.

                                                    The investment divisions and the mutual funds they invest in are shown in
                                                    Policy Schedule D.  Policy Schedule B shows which divisions were chosen in the application.
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 CHANGES WITHIN A                                   The owner may exchange this policy for a fixed life insurance policy if a
 MUTUAL FUND                                        mutual fund:
                                                    -       changes its investment advisor; or
                                                    -       has a material change in its investment objectives or
                                                            restrictions.

                                                    We will notify the owner if there is any such change.  The owner will be able to exchange this policy within 60 days after our notice or the effective date of the change, whichever is later.  No evidence of insurability is required on exchange.

                                                    If, in our judgment, a fund no longer suits the purposes of this policy due to a change in its investment objectives or restrictions, we can substitute shares of another fund.  But we would get prior approved from the SEC and the Massachusetts Insurance Department.  We would also get any other required approvals.
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 TOTAL INVESTMENT BASE                              The TOTAL INVESTMENT BASE is the amount that this policy provides for investment at any time.  It is the sum of the investment bases in each of the investment divisions.  The owner selects the divisions in which to place the total investment base.  The total investment base can be allocated among 1, 2, 3, 4 or 5 divisions.
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

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 INVESTMENT BASE IN EACH                            ON THE POLICY DATE.
 INVESTMENT DIVISION                                On the policy date, the investment base in each investment division is the portion of the net annual premium for the first policy year allocated to that division.  The value of the net annual premium is shown in Policy
                                                    Schedule B.  We use the allocation percentage requested in the application.

                                                    ON POLICY ANNIVERSARIES.
                                                    On each policy anniversary, the investment base in each division is calculated as follows:

 INVESTMENT BASE IN EACH                            (1)     We determine the policy's net cash value on the anniversary.  See
 INVESTMENT DIVISION                                        POLICY BENEFITS FOR THE OWNER.
 (CONTINUED)                                        (2)     We allocate the net cash value to each division in proportion to the investment base in that division immediately before the anniversary.
                                                    (3)     We determine the portion of the net annual premium for the policy year beginning on that anniversary allocated to that division.
                                                            We use the allocation percentages selected in the application, or as later changed.
                                                    (4)     We add (2) and (3).

                                                    DURING A POLICY YEAR.
                                                    On a date during a policy  year, the investment base in each division is determined as follows:
                                                    (1)     We take the investment base in that division on the preceding anniversary.
                                                    (2)     We multiply (1) by that division's actual rate of return for the period from the preceding policy anniversary to the calculation date.
                                                    (3)     We add (1) and (2).
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 POLICY LOANS WILL CHANGE                           A policy loan reduces the total investment base and the investment base in
 OUR CALCULATIONS                                   each investment division.  On the other hand, repayment of a policy loan will cause an increase.  We will take this into consideration in our calculations.  See Policy Benefits for The Owner for details on policy loans.
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 OWNER'S RIGHTS TO CHANGE                           The owner can change the allocation of the total investment base among the
 ALLOCATION OF INVESTMENT                           investment divisions twice each policy year.  To do so, the owner should
 BASE                                               send us written notice at our service office.  The change will take effect when we receive the notice provided no premiums are overdue.  Our calculations will reflect the change.
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
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 OWNER'S RIGHT TO CHANGE                            The owner can change the allocation of future net annual premiums among
 ALLOCATION OF FUTURE NET                           the investment divisions.  No less than 10% of a net annual premium may be
 PREMIUMS                                           placed in any one division selected.  Percentages must be in whole numbers.  For example:  33 1/3 % can not be selected.  To make a change, the owner must notify us in writing of the new  allocation percentages.
                                                    The change will take effect on the next policy anniversary provided:
                                                    -       we receive the notice at our service office at least 7 days before the anniversary; and
                                                    -       no premiums are overdue.
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 MEASUREMENT OF                                     The investment experience of an investment division is determined at the
 INVESTMENT EXPERIENCE                              end of each valuation period.

                                                    INDEX OF INVESTMENT EXPERIENCE.
                                                    We use an index to measure changes in each investment division's experience during a valuation period.  We set the index at $10 when the first mutual fund shares in that division were bought.  The index for a current valuation period equals the index for the preceding valuation period multiplied by the experience factor for the current period.

                                                    How We Determine The Experience Factor.
                                                    The experience factor for a valuation period is calculated as follows:
                                                    (1)     We take the net asset value per mutual fund share at the end of the current valuation period.
                                                    (2)     We add to (1) the per share amount of any dividend or capital gain distribution declared by the mutual fund during the current valuation period.  We subtract from that amount a per share charge for our taxes.
                                                    (3)     We divide (2) by the next asset value per fund share at the end of the preceding valuation period.
                                                    (4)     We subtract a charge not to exceed .00001367 for each day in the valuation period.  This charge is to cover expense and mortality risks that we are assuming.
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                                     - 20 -
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
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 RATES OF RETURN FOR                                Assumed Rates of Return
 THIS POLICY                                        The assumed rate of return on a policy is 4.5% (.045) for a policy year.
                                                    To find the assumed rate of return for a period less than a full policy year,we use an equivalent daily rate of .01206% and compound it for each day in the period.

                                                    Actual Rate of Return.
                                                    Here's how we find this policy's actual rate of return for a policy year:
                                                    (1)     We find an investment division's actual rate of return for a policy year.  This equals the change in the division's index from the first day of the policy year to the first day of the next policy year.  We divide this by the index for the first day of the policy year.
                                                                     For example: Assume a policy year starts on May 1, 1985.
                                                                     If the index in one division on that date is 20.00 and
                                                                     that division's index on May 1, 1986 increases to 21.60,
                                                                     the actual rate of return is 1.60 divided by 20.00.  The
                                                                     result is .08.
                                                    (2)     We multiply the actual rate of return for each division by the investment base in that division on the first day of the policy year.
                                                    (3)     We add together the results for all divisions.
                                                    (4)     We divide the sum by the total investment base on the first day of the policy year.

                                                    We follow a consistent method for periods less than a year.
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

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 INVESTMENT RETURN FOR                              The determination of the investment return for this policy starts on the
 THIS POLICY                                        first day of each policy year and ends on the first day of the next policy year.  The investment return for a policy year is the difference between the policy's actual rate of return for the policy year and .045, multiplied by the total investment base on the first day of the policy year.

                                                    We follow a consistent method for periods less than a year.

                                                    There's a positive investment return for a policy year if the policy's actual rate of return is greater than .045.  There's a negative investment return if the actual rate of return is less than .045.

                                                    If the actual rate of return is .045 in each policy year:
                                                    -  the death benefit will equal the Guaranteed
                                                       Insurance Amount shown in the Policy Schedule;
                                                       and
                                                    -  the cash value at the end of each policy year
                                                       will equal the tabular cash value shown in Policy
                                                       Schedule B.

                                                    If a premium is due and unpaid, the investment return for a period from the due date of the overdue premium to the calculation date will be determined by using the difference between the policy's actual rate of return and the assumed rate of return for that period.  The result is multiplied by the net cash value on the due date of the overdue premium.
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
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 THE VARIABLE INSURANCE                             The Variable Insurance Amount this policy provides is zero during the
 AMOUNT                                             first policy year.  After that, the amount may be positive or negative.

                                                    On each policy anniversary, we find the Variable Insurance Amount for the policy year beginning on that anniversary by taking into account:
                                                    -  the Variable Insurance Account for the preceding
                                                       policy year; and
                                                    -  the investment return for the preceding policy
                                                       year.

                                                    The Variable Insurance Amount changes only on a policy anniversary.

                                                    The change in the Variable Insurance Amount on a policy anniversary equals the amount of paid-up insurance (positive or negative) purchased by the investment return for the preceding policy year.  To calculate the change in the Variable Insurance Amount, we use the net single premium shown in
                                                    Policy Schedule C based on your age at the anniversary.

                                                    The Variable Insurance Amount, if positive, is reflected in the death benefit proceeds described in Proceeds Payable to The Beneficiary.
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                                                    POLICY BENEFITS FOR THE OWNER

                                                    There are important rights and benefits that are available to the owner of this policy during your lifetime.  We discuss some of these rights and benefits in this section.
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
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 CASH VALUE BENEFITS                                The owner can stop paying premiums and select one of these cash value benefits:
                                                    -       cancel this policy and receive the net cash value; or
                                                    -       use the net cash value to continue this policy as reduced paid-up insurance without further premiums; or
                                                    -       use the net cash value to continue this policy as extended term insurance without further premiums.

                                                    When a cash value benefit goes into effect, any benefit rider attached to this policy will end, unless otherwise stated in the rider.

                                                    When the policy is continued as reduced paid-up or extended term insurance, this policy's investment base is transferred from Variable
                                                    Account A to our general investment account.  After that, the benefits will not vary with investment return unless this policy is later reinstated.

                                                    Net Cash Value.
                                                    The net cash value is the cash value minus any policy debt.

                                                    We figure the cash value as follows:
                                                    -       if no premium is due and unpaid, the cash value on a date equals the tabular cash value on that date plus (or minus) the net single premium on that date for the Variable Insurance Amount.
                                                            To this we add (or subtract) the investment return for the period from the first day of the policy year to that date.
                                                    -       if a premium is due and unpaid, the cash value on a date within 3 months of the due date of the overdue premium equals the cash value as of the due date plus (or minus) the investment return for the period from the due date to the calculation date.
                                                    -       if a policy is being continued as reduced paid-up or extended term insurance, the cash value will equal the policy reserve.

                                                    We discuss the investment return for the policy in How Variable Life
                                                    Insurance Works.

                                                    By tabular cash value, we mean the values shown in Policy Schedule B.  By net single premium, we mean the value shown in Policy Schedule C.
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
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 CASH VALUE BENEFITS                                Cancelling to Receive The Net Cash Value.
 (CONTINUED)                                        The owner can cancel this policy at any time and receive its net cash value.  To cancel this policy, the owner must return it to the service office with a signed request for cancellation.  The cancellation will take effect on the date the policy and request are sent to us.

                                                    The net cash value will vary daily.  We will determine the net cash value as of the date we receive the policy and the signed request in our service office.  We'll usually pay the net cash value within 7 days.  But we may delay payment when we are not able to determine the amount because:
                                                    -       the NYSE is closed for trading; or
                                                    -       the SEC determines that a state of emergency exists.

                                                    If this policy is being continued as reduced paid-up or extended term insurance, we may delay payment for up  to 6 months.  If we do delay for
                                                    30 days or more, we'll pay interest at an annual rate of at least 3%.

                                                    Reduced Paid-Up Insurance.
                                                    The owner can stop premium payments at any time and use the net cash value as a net single premium at your attained age to buy paid-up whole life insurance.  The net cash value on the date we receive the request to continue this policy as reduced paid-up insurance determines the amount of insurance that can be bought.

                                                    Reduced paid-up insurance has cash and loan values.  If you die we will pay the paid-up insurance amount to the beneficiary.

                                                    Extended Term Insurance.
                                                    The owner can stop premium payments at any time and use the net cash value as a net single premium at your attained age to buy extended term insurance.  The amount of extended term insurance will be the Guaranteed
                                                    Insurance Amount plus the Variable Insurance Amount, if positive, minus any policy debt.

                                                    The net cash value and your age on the date we receive a request to continue this policy as extended term insurance determines how long the term insurance will actually last.  The insurance amounts will be determined as of the due date of the overdue premium.  We will determine the policy debt as of the date we receive the request.
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
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 CASH VALUE BENEFITS                                Extended term insurance has a cash value but no loan value.  If you die
 (CONTINUED)                                        during the term insurance period, we will pay the amount of extended term insurance to the beneficiary.

                                                    Extended term insurance is not available unless the premium class shown in the Policy Schedule is standard.

                                                    Automatic Selection of A Cash Value Benefit.
                                                    The owner might stop paying premiums without selecting a cash value benefit.  If that happens, we'll wait until 2 months after the end of the grace period for the unpaid premium.  Then, if the owner still hasn't chosen a benefit, we'll select one automatically.

                                                    We'll select extended term insurance if this policy is in a standard premium class.  Otherwise, we'll select reduced paid-up insurance.  We'll also select reduced paid-up insurance if it provides an equal or greater amount of insurance than extended term.

                                                    If you die after the grace period but within three months from the due date of an unpaid premium, we will pay the beneficiary the greater of the benefit under reduced paid-up or extended term insurance.  In this case, any restriction concerning extended term insurance will not apply.
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
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 POLICY LOAN                                        The owner may borrow money from us.  This policy will be the only security we require for the loan.  A loan may be taken any time this policy is in effect, unless it's being continued as extended term insurance.  The owner may repay all or part of the loan at any time while you are living.

                                                    Loan Value.
                                                    If no premium is unpaid for more than 3 months, the loan value is:
                                                    -       75% of the cash value during the first 3 policy years; or
                                                    -       90% of the cash value after the first 3 policy years.

                                                    If this policy is being continued as reduced paid-up insurance, the loan value is the policy's cash value on the next anniversary minus interest at
                                                    6% a year to the next anniversary.

                                                    The amount of the loan may not exceed the loan value.  Any existing policy debt will be deducted from a new loan.  The smallest loan we will make is
                                                    $300, unless the loan is being used to pay premiums on this policy.

                                                    Interest.
                                                    The interest rate on loans is 6% a year.  Interest accrues (builds up)
                                                    each day.  Interest payments are due at the end of each policy year.  If interest isn't paid when due, it will be added to the amount of the loan.
                                                    The sum of all outstanding loans plus accrued interest is called the policy debt.

                                                    If the policy debt exceeds the cash value, we will terminate this policy.
                                                    We will not do this, however, until 31 days after we mail notice of our intent to terminate.  We'll notify, at their last known addresses, the owner and anyone who holds this policy as collateral.

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
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 POLICY LOAN                                        Effect of A Loan.
 (CONTINUED)                                        A loan will be transferred out of Variable Account A, and a repayment will be transferred in.  Loans and repayments will be allocated among the investment divisions in proportion to the investment base in each division as of the date of the loan or repayment.  A loan, whether or not repaid, will have a permanent effect on the death benefits and cash values.  See
                                                    How Variable Life Insurance Works.  If not repaid, the policy debt will reduce the amount of death benefit proceeds or cash value benefits.  A loan or repayment will not affect premium payments.

                                                    When We Will Make The Loan.
                                                    We'll usually loan the money within 7 days after we receive a proper request.  But we may delay making the loan when we are not able to determine the amount because:
                                                    -  the NYSE is closed for trading; or
                                                    -  the SEC determines that a state of emergency
                                                       exists.
                                                    If the loan is to be used to pay premiums, we'll make the loan immediately.

                                                    If the policy is being continued as reduced paid-up insurance, we may delay making the loan for up to 6 months.
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 ASSIGNMENT -- USING                                The owner can assign this policy as collateral security for a loan or
 THIS POLICY AS COLLATERAL                          other obligation.  This does not change the ownership.  But the owner's
 SECURITY                                           rights and any beneficiary's rights are subject to the terms of the assignment.  To make or release an assignment, we must receive written notice, satisfactory to us, at our service office.  We're not responsible for the validity of any assignment.
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
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 RIGHT TO EXCHANGE FOR                              The owner may exchange this policy for a policy with benefits that do not
 FIXED LIFE INSURANCE                               vary with investment return.  The exchange must be elected within 18 months from the date of issue and only if premiums are not overdue.  No evidence of insurability will be required.

                                                    The owner may also exchange this policy when certain changes happen within a mutual fund.  See HOW VARIABLE LIFE INSURANCE WORKS.

                                                    In some cases, there may be a cash adjustment on exchange.  The adjustment will be this policy's net cash value minus the new policy's tabular cash value.  If the result is positive, we will pay the owner a credit.  If the result is negative, the owner must pay us.

                                                    We'll issue the new policy on your life after we receive:
                                                    -  a proper written request;
                                                    -  this policy; and
                                                    -  any amount due us on exchange.

                                                    We will determine the amount of a cash adjustment as of the date we receive the policy and written request at our service office.

                                                    Other Facts About The New Policy.
                                                    The new policy's owner and beneficiary will be the same as those of this policy on the effective date of the exchange.  The new policy will have the same face amount, benefit riders and premium class as this policy.
                                                    The death benefit under the new policy will be the Guaranteed Insurance
                                                    Amount in the Policy Schedule.  The cash value will be the tabular cash value in Policy Schedule B.

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                                                    PROCEEDS PAYABLE TO THE BENEFICIARY

                                                    We will pay the death benefit proceeds to the beneficiary upon your death.
                                                    The proceeds may be paid in cash or under one or more income plans.
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
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 DEATH BENEFIT PROCEEDS                             Death benefit proceeds include:
                                                    -       the Guaranteed Insurance Amount plus the Variable Insurance
                                                            Amount, if positive;
                                                    -       any insurance on your life provided by riders; and
                                                    -       any premium refund for the period beyond the policy month of your death.

                                                    We subtract any policy debt from this total.  We also subtract one month's premium if you die during the grace period of an unpaid premium.

                                                    In any event, death benefit proceeds (exclusive of amount due from riders)
                                                    will be at least equal to the net cash value divided by the net single premium per dollar of paid-up whole life insurance.  We call this the equivalent paid-up amount.

                                                    All calculations will be made as of the date of death.

                                                    The type and amount of death benefit proceeds will be as explained in
                                                    Policy Benefits for The Owner:
                                                    -       if death occurs during the grace period, and the owner had previously elected to continue this policy as reduce paid-up or extended term insurance; or
                                                    -       if premiums are overdue beyond the grace period at the date of death.
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 HOW TO CLAIM DEATH                                 The beneficiary should contact our service office for instructions.  We'll
 BENEFIT PROCEEDS                                   usually pay the proceeds within 7 days after we receive proof of your death, and any other requirements.  But we may delay payment of that part of the death benefit that exceeds the Guaranteed Insurance Amount when we are not able to determine the Variable Insurance Amount or equivalent paid-up amount because:

                                                    -       the NYSE is closed for trading; or
                                                    -       the SEC determines that a state of emergency exists.

                                                    We will add interest to the death benefit proceeds at an annual rate of at least 3% from the date of death to the date of payment.
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
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
                                                    CHOOSING AN INCOME PLAN

                                                    The owner may choose one or more income plans during your lifetime.  If, at the time of your death, no plan has been chosen for paying death benefit proceeds, the beneficiary may choose a plan within one year.  For each plan we'll issue a separate written agreement putting the plan into effect.

                                                    Our approval is needed for any plan where:
                                                    -       the person named to receive payments is other than the owner or beneficiary; or
                                                    -       the person named is not a natural person, such as a corporation;
                                                            or
                                                    -       any income payment would be less than $25
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
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 THE INCOME PLANS                                   There are six income plans to choose from.  They are:

                                                    Plan 1.  Income for A Fixed Period
                                                    Payment is made in equal installments for a fixed number of years.  We guarantee each monthly payment will be at least the amount shown in the following table.  Values for annual, semiannual or quarterly payments are available on request.

                                                    Income for A Fixed Period Table
                                                    (Payments for Each $1000 Applied)

                                                                                                             Fixed
                                                                                                             Period
                                                    Fixed Period                            Monthly          Monthly
                                                    (Years)              Payment            (Years)          Payment

                                                       1                  $84.47               16               $6.53
                                                       2                   42.86               17                6.23
                                                       3                   28.99               18                5.96
                                                       4                   22.06               19                5.73
                                                       5                   17.91               20                5.51
                                                       6                   15.14               21                5.32
                                                       7                   13.16               22                5.15
                                                       8                   11.68               23                4.99
                                                       9                   10.53               24                4.84
                                                      10                    9.61               25                4.71
                                                      11                    8.86               26                4.59
                                                      12                    8.24               27                4.47
                                                      13                    7.71               28                4.37
                                                      14                    7.26               29                4.27
                                                      15                    6.87               30                4.18
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
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 THE INCOME PLANS                                   Plan 2.  Income for Life
 (CONTINUED)                                        Payment is made to the person named in equal monthly installments and guaranteed for at least a period certain.  If the person named lives beyond the period certain, payments continue until his or her death.  The period certain can be 10 or 20 years.  A refund certain may be chosen instead.  Under this arrangement, income is guaranteed until payments equal the amount applied.  Other periods certain are available on request.

                                                    We guarantee each payment will be at least the amount shown in the following table.  By age we mean the named person's age on his or her birthday nearest the plan's effective date.  Amounts for ages not shown are available on request.

                                                    Income for Life Tables
                                                    (Monthly Payments for Each $1000 Applied)

                                                    Payments to A Male

                                                                            10 Years           20 Years            Refund
                                                      Age                   Certain            Certain             Certain

                                                      0-10                   $3.24              $3.23               $3.22
                                                       15                     3.32               3.31                3.30
                                                       20                     3.41               3.40                3.39
                                                       25                     3.52               3.51                3.50
                                                       30                     3.66               3.64                3.63
                                                       35                     3.84               3.81                3.79
                                                       40                     4.07               4.00                3.99
                                                       45                     4.36               4.23                4.24
                                                       50                     4.71               4.50                4.54
                                                       55                     5.14               4.79                4.92
                                                       60                     5.68               5.10                5.39
                                                       65                     6.35               5.38                6.01
                                                       70                     7.17               5.60                6.83
                                                       75                     8.07               5.72                7.94
                                                       80                     8.93               5.75                9.48
                                                    85 & over                 9.54               5.75                 --
                                                    Payments to A Female
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
                                                                            10 Years           20 Years            Refund
                                                      Age                   Certain            Certain             Certain

                                                      0-10                   $3.17              $3.16               $3.15
                                                       15                     3.23               3.22                3.21
                                                       20                     3.30               3.29                3.28
                                                       25                     3.39               3.38                3.37
                                                       30                     3.50               3.49                3.48
                                                       35                     3.64               3.62                3.61
                                                       40                     3.81               3.78                3.77
                                                       45                     4.04               3.99                3.98
                                                       50                     4.33               4.23                4.24
                                                       55                     4.70               4.53                4.57
                                                       60                     5.17               4.87                4.99
                                                       65                     5.80               5.22                5.55
                                                       70                     6.63               5.51                6.32
                                                       75                     7.64               5.68                7.39
                                                       80                     8.64               5.74                8.85
                                                    85 & over                 9.33               5.75                 --






56676
                                    - 34 -
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
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 THE INCOME PLANS                                   Plan 3.  Interest Payments
 (CONTINUED)                                        Amounts can be left with us to earn interest at an annual rate of at least
                                                    3%.  Interest payments can be made annually, semiannually, quarterly or monthly.

                                                    Plan 4.  Income of A Fixed Amount.
                                                    Payments of an agreed fixed amount are made annually, semiannually, quarterly or monthly.  The fixed amount per year must be at least $60 for each $1,000 of the amount applied.  The amount applied will earn interest at an annual rate of at least 3%.  Payments will continue until the amount applied and interest are fully paid.

                                                    Plan 5.  Joint Life Income.
                                                    This plan is available if there are two person named to receive payments.
                                                    At least one of the persons named must be either  the owner or beneficiary of this policy.  Monthly payments are made as long as at least one of the named persons is living.  We guarantee the payments will be at least the amount shown in the following table while both named persons are alive.
                                                    When one dies, we guarantee to continue paying the other at least 2/3rds of the amount shown.  By age we mean the named person's age on his or her birthday nearest the plan's effective date.  Amounts for two males, two females, or for ages not shown in the tables will be given on request.

                                                    Joint Life Income Table
                                                    (Monthly Payments for Each $1000 Applied)

                                                                                    Female Age

                                                                         50       60      65       70      75
                                                                  --------------------------------------------
                                                                  50   $4.55    $4.76   $4.99    $5.26   $5.56
                                                                  55    4.75     4.99    5.27     5.59    5.95
                                                    Male Age      60    4.96     5.25    5.59     5.98    6.42
                                                                  65    5.18     5.53    5.94     6.43    6.99
                                                                  70    5.43     5.84    6.33     6.94    7.66
                                                                  75    5.69     6.16    6.73     7.49    8.41


                                                    Plan 6.  Annuity Plan
                                                    An amount can be used to buy any single premium annuity we offer on the plan's effective date.  However, the annuity can be bought at a rate 3%
                                                    less than the rate new applicants pay.  Annuities combine features of guaranteed income and payment similar to plans 2 and 5.
------------------------------------------------------------------------------------------------------------------------------------






56676

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 PAYMENTS WHEN NAMED                                When the person named to receive payments dies, we will pay any amount
 PERSON DIES                                        still due as provided by the plan agreement.  The amounts still due are determined as follows:
                                                    -   For plan 1, 2, or 4, any remaining guaranteed payments will be continued.  The discounted values of the remaining guaranteed payments may be paid in a single sum.  This means we deduct the amount of interest each remaining guaranteed payment would have earned had it not been paid out early.  The discount interest rate is 3% for plans 1 and 4; 3-1/2% for plan 2.
                                                    -   For plan 3, we'll pay the amount left with us and any accrued interest.
                                                    -   For plan 5, no amounts are payable after both named persons have died.
                                                    -   For plan 6, the annuity agreement will state the amount due, if any.

------------------------------------------------------------------------------------------------------------------------------------
                                                    OTHER IMPORTANT TERMS
------------------------------------------------------------------------------------------------------------------------------------
 LIMITS ON OUR CONTESTING                           We rely on the statements made in the application.  Legally, they are
 THIS POLICY                                        considered representations, not warranties.  We can contest this policy if any material statement in the application is false and a copy of that application is attached to this policy.

                                                    We won't contest this policy after it has been in effect during your lifetime for two years from the date of issue.  Nor will we contest any rider attached to this policy after the rider has been in effect during your lifetime for two years from its date of issue.

                                                    The provision does not prevent us from legally ending the contract at any time if premiums are not paid.
------------------------------------------------------------------------------------------------------------------------------------
 ERROR IN AGE OR SEX                                If an age or sex as stated in the application is wrong, it could mean the premium amount is wrong.  Therefore, amounts payable under this policy or its riders will be what the premiums actually paid would have brought at the true age or sex.
------------------------------------------------------------------------------------------------------------------------------------






56676

------------------------------------------------------------------------------------------------------------------------------------
 SUICIDE                                            If you commit suicide within two years from the date of issue, while sane or insane, we'll pay only a limited benefit.  The limited benefit will be the amount of premiums paid for this policy, minus any policy debt.
------------------------------------------------------------------------------------------------------------------------------------
 CLAIMS OF CREDITORS                                The proceeds of this policy will be paid free from creditors' claims to the extent allowed by law.
------------------------------------------------------------------------------------------------------------------------------------
 AUTHORITY TO MAKE                                  All agreements made by us must be signed by our president or a vice
 AGREEMENTS                                         president and by our secretary or an assistant secretary.  No other person, including an insurance agent or broker, can:
                                                    -   change any of this policy's terms;
                                                    -   extend the time for paying premiums; or
                                                    -   make any agreement binding on us.
------------------------------------------------------------------------------------------------------------------------------------
 ANNUAL REPORT                                      We will send the owner a report each year soon after the policy anniversary if no premiums are overdue on the anniversary.  The report will show the death benefit, cash value, and policy debt on the anniversary and any loan interest for the prior policy year.  The report will also show the allocation of the investment base on that anniversary.
                                                    No report will be sent if the policy is continued as reduced paid-up or extended term insurance.
------------------------------------------------------------------------------------------------------------------------------------
 CHANGING THIS POLICY                               This policy or any benefit riders may be changed to another plan of insurance according to our rules at the time of the change or addition.
------------------------------------------------------------------------------------------------------------------------------------






56676

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 REQUIRED NOTE ON OUR                               Our computation of reserves, cash values and single premiums to purchase
 COMPUTATIONS                                       reduced paid-up or extended term insurance are based on interest at the annual rate of 4-1/2%.  Our computations are based on mortality rates from the Commissioners 1958 Standard Ordinary Mortality Table.  Except
                                                    mortality rates for extended term insurance are from the Commissioners
                                                    1958 Extended Term Table.  When making our computations, we assume that premiums are paid continuously and that death claims are paid immediately.

                                                    Cash values at the end of a policy year are equal to reserves.  We determine the tabular cash values as follows:
                                                    (1)   We find the present value of future death benefits (using the
                                                          Guaranteed Insurance Amount).
                                                    (2)   We find the present value of future net annual premiums.
                                                    (3)   We subtract (2) from (1).

                                                    We have filed a detailed statement of our computations with the insurance supervisor of the state or jurisdiction where this policy is delivered.
                                                    The values are not less than those required by the law of that state or jurisdiction.  Any benefit provided by an attached rider will not increase these values unless stated in that rider.
------------------------------------------------------------------------------------------------------------------------------------
 VARIABLE LIFE INSURANCE                            Variable life insurance is payable upon the death of the insured.  Death
 POLICY - NO POLICY                                 benefit is subject to a guaranteed minimum equal to policy's face amount.
 DIVIDENDS                                          Fixed premiums are payable for the period stated in the Policy Schedule during the life of the insured.  Investment return is reflected in policy benefits.
------------------------------------------------------------------------------------------------------------------------------------






56676

                    APPLICATION FOR VARIABLE LIFE INSURANCE
          MONARCH LIFE INSURANCE COMPANY   SPRINGFIELD, MASSACHUSETTS

(We) (our) refers to Monarch Life Insurance Company              BASIC COVERAGE
---------------------------------------------------------------  ---------------------------------------------------------------
                                                                 If only Variable Life Insurance (VLI) is applied for, check
THE PROPOSED INSURED                                             this box and fill in either the initial insurance amount or initial annual premium amount.  We will determine the amount
---------------------------------------------------------------  not filled in.  VLI only x
Name:  Mr. [ ]  Mrs. [ ]  Miss [ ]  Ms. [ ]  Other  [ ]
                                                                 IF A COMBINATION OF BLI AND 10 YEAR RENEWABLE TERM INSURANCE
  RICHARD ROE                                                    (TERM) IS APPLIED FOR, CHECK THIS BOX AND FILL IN BOTH THE
---------------------------------------------------------------  INITIAL INSURANCE AND PREMIUM AMOUNTS.  WE WILL DETERMINE WHAT
Street                                                           PERCENTAGE WILL BE TERM.  VLI and Term [ ]

  80 ANY STREET                                                  ---------------------------------------------------------------
---------------------------------------------------------------  Initial insurance amt. ($10,000 min.)  Initial annual prem.
City             State                     Zip                                                            amt. ($600 min.)
                                                                 $ 100,000                              $
SPRINGFIELD      MASS       01133
---------------------------------------------------------------  ---------------------------------------------------------------
Phone    Social Security No.                                     IF YOU PREFER, YOU CAN FILL IN THE INITIAL INSURANCE AMOUNT
                                                                 ABOVE AND CHECK BELOW THE PERCENTAGE OF THE INITIAL INSURANCE
(413)555-1111        000-00-0000                                 AMOUNT THAT WILL BE TERM.  WE WILL DETERMINE THE INITIAL
---------------------------------------------------------------  PREMIUM AMOUNT.  FOR THE LOWEST INITIAL PREMIUM, CHECK 80%.
Sex      Height     Weight                Marital Status
                                                                 ---------------------------------------------------------------
MALE          5  ft.  11 in.   170 lbs.                          Term as a percentage of initial amount:
---------------------------------------------------------------  30% [ ]  40% [ ] 50% [ ]  60% [ ] 70% [ ]  80% [ ]
Birth Date       Country of Birth
                                                                 Investment Divisions
JAN. 1, 1946
---------------------------------------------------------------  ---------------------------------------------------------------
Occupation                                                       SELECT THE INVESTMENT DIVISIONS AND THE     Division
                                                                 PERCENTAGE OF THE FIRST YEAR'S NET ANNUAL   number   Allocation
MANAGEMENT CONSULTANT                                            PREMIUM TO BE ALLOCATED TO EACH DIVISION.
---------------------------------------------------------------  THE PERCENTAGE WILL APPLY IN FUTURE YEARS                     %
Employer's Name                                                                                              --------   --------
                                                                 UNLESS CHANGED BY THE OWNER.  SEE THE
  ADA ASSOCIATES                                                 PROSPECTUS FOR A COMPLETE DESCRIPTION OF       1         50   %
---------------------------------------------------------------                                              --------   --------
Street        Phone                                              THE INVESTMENTS DIVISIONS.
                                                                                                                3         10   %
100 MAIN STREET (413) 555-1000                                                                               --------   --------
---------------------------------------------------------------  - UP TO 5 DIVISIONS CAN BE SELECTED.
City               State     Zip                                 - EACH PERCENTAGE MUST BE A WHOLE NUMBER.      4         30   %
                                                                                                             --------   --------
SPRINGFIELD    MASS  01133                                       - EACH PERCENTAGE MUST BE AT LEAST 10%.
                                                                                                                5         10   %
THE OWNER                                                                                                    --------   --------
                                                                                                                            100%
---------------------------------------------------------------  ---------------------------------------------------------------
The owner enjoys the rights and benefits provided by the
policy during the lifetime of the proposed insured.  A           OPTIONAL BENEFITS
contingent owner can also be named in case the owner dies
before the proposed insured.  it is not necessary to complete    ---------------------------------------------------------------
this section if the owner is the proposed insured.               OPTIONAL BENEFIT RIDERS CAN BE PURCHASED AT CERTAIN AGES FOR
                                                                 AN ADDITIONAL PREMIUM.  CHECK THE OPTIONAL BENEFIT(S) TO BE
---------------------------------------------------------------  INCLUDED IN THE POLICY.  SEE THE RIDER INCLUDED WITH THE
Name:  Mr. [ ]  Mrs. [ ]  Miss [ ]  Ms. [ ]  Other  [ ]          POLICY FOR A COMPLETE DESCRIPTION OF THE BENEFIT.

---------------------------------------------------------------  ---------------------------------------------------------------
Street                                                           Accidental Death Benefit. [ ]PROVIDES AN ADDITIONAL BENEFIT IF
                                                                 Amount                       THE INSURED'S DEATH RESULTS FROM
---------------------------------------------------------------  $                            ACCIDENTAL BODILY INJURY.
City             State       Zip                                 ---------------------------------------------------------------
                                                                 Waiver of Premium. [ ]       PROVIDES FOR WAIVER OF PREMIUMS
---------------------------------------------------------------                               DURING TOTAL DISABILITY OF THE
Relationship to proposed insured  Social Security or Tax ID No.                               PROPOSED INSURED IF THE DISABILITY
                                                                                              LASTS AT LEAST 4 MONTHS.
                                                                 ---------------------------------------------------------------
---------------------------------------------------------------  Guarantee of Insurability. [ ]GUARANTEES THE RIGHT TO PURCHASE
The proposed insured, if a minor, will become the owner on his                                MORE INSURANCE ON THE LIFE OF THE
or her 21st birthday unless you check this box. [ ]              Option Amount                PROPOSED INSURED AT CERTAIN FUTURE
                                                                                              DATES WITHOUT EVIDENCE OF
---------------------------------------------------------------  $                            INSURABILITY.
Name of contingent owner                                         ---------------------------------------------------------------
                                                                 Family Income. [ ]           PROVIDES TERM INSURANCE PAYABLE AS
---------------------------------------------------------------                               MONTHLY INCOME FOR THE PERIOD FROM
Relationship to proposed insured                                 Income Per Month             THE DEATH OF THE PROPOSED INSURED
                                                                                              TO THE TERMINATION DATE SELECTED
                                                                 $                            BELOW.
                                                                 -------------

                                                                                              Termination Date (in years from
                                                                                              policy date):
                                                                                              20 yrs. [ ]
                                                                 ----------------------------------------
                                                                                              30 yrs. [ ]
                                                                 ----------------------------------------
                                                                                              or at age 65 [ ]
                                                                 ---------------------------------------------------------------
                                                                 Other. [ ]

THE BENEFICIARY                                                  PREMIUM PAYMENTS

---------------------------------------------------------------  ---------------------------------------------------------------
The beneficiary has the right to receive the proceeds of the     PREMIUMS CAN BE PAID AT A REGULAR FREQUENCY.  PREMIUMS NOT
policy when the proposed insured dies.  More than one            PAID ANNUALLY WILL BE SUBJECT TO A SERVICE CHARGE.  PREMIUMS
beneficiary can be chosen.  Distribution of the proceeds will    CAN BE BILLED DIRECTLY OR WITHDRAWN FROM A CHECKING ACCOUNT.
be in equal shares to the beneficiaries surviving the proposed   FOR DIRECT BILLING, CHECK FREQUENCY AND FILL IN BILLING NAME
insured (unless requested otherwise).  If the beneficiary is a   AND ADDRESS.
trust, give name and date of trust.  A contingent beneficiary
can be named in case the beneficiary dies before the proposed    ---------------------------------------------------------------
insured.
                                                                 Annually x     Semiannually [ ]     Quarterly [ ]  Monthly [ ]
---------------------------------------------------------------
                                                                 ---------------------------------------------------------------
                             Relationship to                     Name
Beneficiary Name             Birth Dateproposed insured
                                                                 ---------------------------------------------------------------
ROBERTA ROE            JAN. 1, 1948       WIFE                   Street
---------------------- ------------------ ---------------------
                                                                 ---------------------------------------------------------------
---------------------- ------------------ ---------------------  City                      State                    Zip

---------------------- ------------------ ---------------------  ---------------------------------------------------------------
The owner reserves the right to change the beneficiary, unless
the beneficiary is made irrevocable by checking this box. [ ]    FOR AUTOMATIC MONTHLY WITHDRAWAL FROM A CHECKING ACCOUNT:
        Contingent                         Relationship to       CHECK THIS BOX AND COMPLETE THE BANK AUTHORIZATION FORMS. [ ]
     Beneficiary Name   Birth Date         proposed insured      ---------------------------------------------------------------

                                                                 ANNUAL PREMIUMS CAN BE PREPAID, AT A DISCOUNT, FOR ANY PERIOD
---------------------- ------------------ ---------------------  FROM 5 TO 30 YEARS.  TO PREPAY, FILL IN EITHER THE AMOUNT OF
                                                                 PREPAYMENT OR THE NUMBER OF PREMIUMS PREPAID, AND COMPLETE THE
---------------------- ------------------ ---------------------  REQUEST FOR PREPAYMENT FORM.
                                                                 ---------------------------------------------------------------
---------------------- ------------------ ---------------------
                                                                 Amount of prepayment           Number of premiums prepaid
                                                                 $
                                                                 ---------------------------------------------------------------


INSURABILITY                                                     SUITABILITY

---------------------------------------------------------------  ---------------------------------------------------------------
                                                                 THE PROSPECTUS FOR THE VLI POLICY DESCRIBES THE POLICY, THE
IN ORDER TO EVALUATE OUR INSURANCE RISK, WE NEED THE             INVESTMENT DIVISIONS, AND OTHER IMPORTANT FEATURES.
INFORMATION BELOW.  IN SOME CASES, WE MAY REQUIRE A MEDICAL
EXAMINATION.                                                     ---------------------------------------------------------------
                                                                 Did the owner receive the prospectus?
---------------------------------------------------------------  Yes x          No [ ]
Name of person to be contacted to set up examination
  RICHARD ROE                                                    ---------------------------------------------------------------
---------------------------------------------------------------  If "yes," give the date of the prospectus.
Phone                          Best time to call                   DEC. 15, 1980
(413)     555-1111                            AM [ ]  PM x       ---------------------------------------------------------------
---------------------------------------------------------------  TO DETERMINE IF THE VLI PROGRAM IS SUITABLE TO MEET INSURANCE
1.   In the past 5 years, has the proposed insured:              NEEDS AND FINANCIAL OBJECTIVES, ANSWER THE FOLLOWING:

-    had heart trouble, stroke, high blood pressure, diabetes,   ---------------------------------------------------------------
     kidney trouble or cancer?                                   1.   Does the owner understand that:
     Yes [ ]   No x                                              -    the death benefit (exclusive of optional benefits) may
-    been hospitalized for any reason?                                increase or decrease depending on the policy's investment
     Yes [ ]   No x                                                   return, but will never be less than the guaranteed
-    received medical or surgical treatment or advice for any         minimum?
     ailment, sickness or injury? (Ignore colds, minor virus,         Yes x     No [ ]
     minor injury or normal pregnancy.)                          -    the cash value may increase or decrease depending on the
     Yes [ ]   No x                                                   investment return?
                                                                      Yes x     No [ ]
---------------------------------------------------------------
IF THE ANSWER TO ANY QUESTION ABOVE IS "YES," PLEASE GIVE        ---------------------------------------------------------------
DETAILS BELOW.  USE REMARKS SECTION FOR ADDITIONAL ANSWERS, IF   2.   Does the owner believe that this policy will meet
ANY.                                                                  insurance needs and financial objectives?
---------------------------------------------------------------       Yes x     No [ ]
Condition 1                                   Date
                                                                 ---------------------------------------------------------------
---------------------------------------------------------------  3.   Will this policy replace any existing insurance or
Treatment or Advice                                                   annuity?
                                                                      Yes [ ]   No x
---------------------------------------------------------------  If "yes," list all companies and policy numbers.
Physician/Hospital
                                                                 ---------------------------------------------------------------
---------------------------------------------------------------
Address                                                          ---------------------------------------------------------------
                                                                 IMPORTANT NOTES
---------------------------------------------------------------
Condition 2                                   Date               ---------------------------------------------------------------
                                                                 ON REQUEST, WE WILL FURNISH ILLUSTRATIONS OF BENEFITS,
---------------------------------------------------------------  INCLUDING DEATH BENEFITS AND CASH VALUES, FOR THE VLI POLICY
Treatment or Advice                                              APPLIED FOR AND A FIXED LIFE INSURANCE POLICY FOR THE SAME
                                                                 PREMIUM.
---------------------------------------------------------------
Physician/Hospital                                               The death benefit under a VLI policy may increase or decrease on each policy anniversary, depending on the investment return
---------------------------------------------------------------  for the policy. Regardless of investment return, the death
Address                                                          benefit can never be less than the Guaranteed Insurance
                                                                 Amount. The cash value may increase or decrease on any day,
---------------------------------------------------------------  depending on the investment return for the policy. No minimum
Condition 3                                   Date               cash value is guaranteed.

---------------------------------------------------------------  ---------------------------------------------------------------
Treatment or Advice
                                                                 AGREEMENT AND SIGNATURES
---------------------------------------------------------------
Physician/Hospital                                               ---------------------------------------------------------------
                                                                 TO THE BEST OF MY KNOWLEDGE AND BELIEF, ALL ANSWERS AND
---------------------------------------------------------------  STATEMENTS IN THE APPLICATION AND ANY REQUIRED SUPPLEMENTS ARE
Address                                                          COMPLETE AND TRUE AND MAY BE RELIED ON IN DETERMINING WHETHER
                                                                 TO ISSUE THE POLICY.  I AGREE THEY WILL FORM A PART OF ANY
---------------------------------------------------------------  POLICY OF INSURANCE TO BE ISSUED.
2.   Has the proposed insured:
                                                                 I AGREE THAT NO POLICY WILL TAKE EFFECT UNLESS:
-    flown other than as a passenger in the past year?           -    A POLICY IS DELIVERED TO THE OWNER AND THE FIRST PREMIUM
     Yes [ ]              No x                                        IS PAID WHILE THE PROPOSED INSURED IS LIVING; AND
                                                                 -    THE ANSWERS AND STATEMENTS IN THE APPLICATION AND ANY
     If "yes," what is the average number of hours flown each         REQUIRED SUPPLEMENTS CONTINUE TO BE COMPLETE AND TRUE AT
     year?  What type of license is used?                             THE TIME OF SUCH PAYMENT AND DELIVERY.
     Student [ ]  Commercial [ ] Other [ ]_______ Hours______
                                                                 I UNDERSTAND THAT NO AGENT OR MEDICAL EXAMINER HAS AUTHORITY
-    engaged in hang-gliding, skydiving or motor vehicle         TO MODIFY THIS AGREEMENT OR TO WAIVE ANY OF MONARCH'S RIGHTS
     racing in the past year?                                    OR REQUIREMENTS.
     Yes [ ]              No x
                                                                 ---------------------------------------------------------------
-    any plans to engage in hang-gliding, skydiving or motor     Date      City                           State
     vehicle racing in the next 2 years?                         JAN. 1, 1981   SPRINGFIELD       MASS
     Yes [ ]              No x                                   ---------------------------------------------------------------
                                                                 Proposed Insured
---------------------------------------------------------------  X RICHARD ROE
3.   Is the proposed insured now doing his or her regular        ---------------------------------------------------------------
     occupation full-time at the usual place? (A full-time       Applicant, if other than proposed insured
     housewife or student should answer "yes.")                  X
     Yes x                No [ ]                                 ---------------------------------------------------------------
---------------------------------------------------------------  Countersigned by agent
REMARKS                                                          X  JOHN Q. AGENT
LEVEL GUARANTEED INSURANCE AMOUNT                                ---------------------------------------------------------------
---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------